EXHIBIT 99.1

P R E S S R E L E A S E
Vornado Announces First Quarter 2022 Financial Results
New York City | May 2, 2022
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2022 Financial Results
NET INCOME attributable to common shareholders for the quarter ended March 31, 2022 was $26,478,000, or $0.14 per diluted share, compared to $4,083,000, or $0.02 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, net income attributable to common shareholders, as adjusted (non-GAAP) for the quarter ended March 31, 2022 was $31,682,000, or $0.16 per diluted share, and $12,446,000, or $0.06 per diluted share for the quarter ended March 31, 2021.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2022 was $154,908,000, or $0.80 per diluted share, compared to $118,407,000, or $0.62 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table on page 2, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended March 31, 2022 was $152,313,000, or $0.79 per diluted share, and $124,359,000, or $0.65 per diluted share for the quarter ended March 31, 2021.
The following table reconciles net income attributable to common shareholders to net income attributable to common shareholders, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2022	2021
Net income attributable to common shareholders	$26,478	$4,083
Per diluted share	$0.14	$0.02

Certain expense (income) items that impact net income attributable to common shareholders:
Hotel Pennsylvania loss	$8,929	$8,990
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units	(5,412)	—
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,173	—
Other	(1,100)	(66)
	5,590	8,924
Noncontrolling interests' share of above adjustments	(386)	(561)
Total of certain expense (income) items that impact net income attributable to common shareholders	$5,204	$8,363
Per diluted share (non-GAAP)	$0.02	$0.04

Net income attributable to common shareholders, as adjusted (non-GAAP)	$31,682	$12,446
Per diluted share (non-GAAP)	$0.16	$0.06

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The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2022	2021
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$154,908	$118,407
Per diluted share (non-GAAP)	$0.80	$0.62

Certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions:
After-tax net gain on sale of 220 CPS condominium units	$(5,412)	$—
Deferred tax liability on our investment in Farley Office and Retail (held through a taxable REIT subsidiary)	3,173	—
Other	(549)	6,351
	(2,788)	6,351
Noncontrolling interests' share of above adjustments	193	(399)
Total of certain (income) expense items that impact FFO attributable to common shareholders plus assumed conversions, net	$(2,595)	$5,952
Per diluted share (non-GAAP)	$(0.01)	$0.03

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$152,313	$124,359
Per diluted share (non-GAAP)	$0.79	$0.65
____________________________________________________________
(1)    See page 8 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2022 and 2021.
FFO, as Adjusted Bridge - Q1 2022 vs. Q1 2021
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2021 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2022:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2021	$124.4	$0.65

Increase (decrease) in FFO, as adjusted due to:
Rent commencement and other tenant related items	14.8
Variable businesses (primarily signage and trade shows)	11.7
Acquisition of our partner's 45% ownership interest in One Park Avenue on August 5, 2021	4.6
General and administrative (primarily due to the overhead reduction program)	2.4
Other, net	(3.2)
	30.3
Noncontrolling interests' share of above items	(2.4)
Net increase	27.9	0.14

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2022	$152.3	$0.79
See page 8 for a reconciliation of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2022 and 2021. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided above.

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Dispositions:
220 CPS
During the three months ended March 31, 2022, we closed on the sale of one condominium unit at 220 CPS for net proceeds of $15,095,000 resulting in a financial statement net gain of $6,001,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income. In connection with this sale, $589,000 of income tax expense was recognized on our consolidated statements of income. From inception to March 31, 2022, we have closed on the sale of 107 units for net proceeds of $3,021,991,000 resulting in financial statement net gains of $1,123,256,000.
SoHo Properties
On January 13, 2022, we sold two Manhattan retail properties located at 478-482 Broadway and 155 Spring Street for $84,500,000 and realized net proceeds of $81,399,000. In connection with the sale, we recognized a net gain of $551,000 which is included in "net gains on disposition of wholly owned and partially owned assets" on our consolidated statements of income.
Center Building (33-00 Northern Boulevard)
On April 27, 2022, we entered into an agreement to sell the Center Building, an eight-story 498,000 square foot office building located at 33‑00 Northern Boulevard in Long Island City, New York, for $172,750,000. We expect to close the sale in the third quarter of 2022 and recognize a financial statement gain of approximately $15,000,000 and a tax gain of approximately $74,000,000. The sale is subject to customary closing conditions.
Leasing Activity For the Three Months Ended March 31, 2022:
•272,000 square feet of New York Office space (236,000 square feet at share) at an initial rent of $81.07 per square foot and a weighted average lease term of 8.8 years. The changes in the GAAP and cash mark-to-market rent on the 152,000 square feet of second generation space were positive 6.5% and positive 7.2%, respectively. Tenant improvements and leasing commissions were $12.88 per square foot per annum, or 15.9% of initial rent.
•20,000 square feet of New York Retail space (all at share) at an initial rent of $171.62 per square foot and a weighted average lease term of 14.1 years. The 20,000 square feet was first generation space. Tenant improvements and leasing commissions were $14.01 per square foot per annum, or 8.2% of initial rent.
•149,000 square feet at theMART (all at share) at an initial rent of $49.79 per square foot and a weighted average lease term of 8.2 years. The changes in the GAAP and cash mark-to-market rent on the 133,000 square feet of second generation space were negative 7.4% and negative 4.5%, respectively. Tenant improvements and leasing commissions were $12.00 per square foot per annum, or 24.1% of initial rent.
•56,000 square feet at 555 California (39,000 square feet at share) at an initial rent of $91.49 per square foot and a weighted average lease term of 6.8 years. The changes in the GAAP and cash mark-to-market rent on the 34,000 square feet of second generation space were positive 56.4% and positive 19.8%, respectively. Tenant improvements and leasing commissions were $12.50 per square foot per annum, or 13.7% of initial rent.
Same Store Net Operating Income ("NOI") At Share:
Below is the percentage increase (decrease) in same store NOI at share and same store NOI at share - cash basis of our New York segment, theMART and 555 California Street.

	Total	New York	theMART	555 California Street
Same store NOI at share % increase (decrease)(1):
Three months ended March 31, 2022 compared to March 31, 2021	3.1%	2.5%	10.0%	3.2%
Three months ended March 31, 2022 compared to December 31, 2021	(1.5)%	(3.2)%	24.8%	(2.2)%

Same store NOI at share - cash basis % increase (decrease)(1):
Three months ended March 31, 2022 compared to March 31, 2021	5.8%	5.0%	14.6%	5.3%
Three months ended March 31, 2022 compared to December 31, 2021	(1.4)%	(3.0)%	11.0%	8.1%
____________________
(1)See pages 10 through 13 for same store NOI at share and same store NOI at share - cash basis reconciliations.

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NOI At Share:
The elements of our New York and Other NOI at share for the three months ended March 31, 2022 and 2021 and the three months ended December 31, 2021 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2021
	2022	2021
NOI at share:
New York:
Office(1)	$177,809	$166,635	$179,929
Retail	52,105	36,702	48,365
Residential	4,774	4,456	4,894
Alexander's	8,979	10,489	8,751
Hotel Pennsylvania(2)	—	(7,144)	—
Total New York	243,667	211,138	241,939
Other:
theMART	19,914	18,107	15,959
555 California Street	16,235	16,064	16,596
Other investments	4,442	4,799	3,928
Total Other	40,591	38,970	36,483

NOI at share	$284,258	$250,108	$278,422
_______________________
See notes below.

NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share - cash basis for the three months ended March 31, 2022 and 2021 and the three months ended December 31, 2021 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2021
	2022	2021
NOI at share - cash basis:
New York:
Office(1)	$177,827	$167,096	$181,568
Retail	47,393	34,876	44,536
Residential	4,689	4,011	4,758
Alexander's	9,783	11,349	9,538
Hotel Pennsylvania(2)	—	(7,167)	—
Total New York	239,692	210,165	240,400
Other:
theMART	20,436	17,840	18,413
555 California Street	16,360	15,855	15,128
Other investments	4,640	5,050	4,229
Total Other	41,436	38,745	37,770

NOI at share - cash basis	$281,128	$248,910	$278,170
______________________
(1)Includes Building Management Services ("BMS") NOI of $5,782, $6,350 and $6,918, respectively, for three months ended March 31, 2022 and 2021 and December 31, 2021.
(2)    On April 5, 2021, we permanently closed the Hotel Pennsylvania. Beginning in the third quarter of 2021, we commenced capitalization of carrying costs in connection with our development of the future PENN 15 (formerly Hotel Pennsylvania) site.

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PENN District - Active Development/Redevelopment Summary as of March 31, 2022

(Amounts in thousands of dollars, except square feet)
		Property Rentable Sq. Ft.			Cash Amount Expended		Remaining Expenditures		Projected Incremental Cash Yield
Active PENN District Projects	Segment		Budget(1)					Stabilization Year
Farley (95% interest)	New York	845,000	1,120,000	(2)	981,993	(2)	138,007	2022	6.4%
PENN 2 - as expanded	New York	1,795,000	750,000		208,231		541,769	2025	9.0%
PENN 1 (including LIRR Concourse Retail)(3)	New York	2,547,000	450,000		319,622		130,378	N/A	12.2%	(3)(4)
Districtwide Improvements	New York	N/A	100,000		32,306		67,694	N/A	N/A
Total Active PENN District Projects			2,420,000		1,542,152		877,848		8.0%
________________________________
(1)    Excluding debt and equity carry.
(2)    Net of 154,000 of historic tax credit investor contributions, of which 88,000 has been funded to date (at our 95% share).
(3)    Property is ground leased through 2098, as fully extended. Fair market value resets occur in 2023, 2048 and 2073. The 12.2% projected return is before the ground rent reset in 2023, which may be material.
(4)    Projected to be achieved as pre-redevelopment leases roll; approximate average remaining lease term 4.0 years.

There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 3, 2022 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 866-374-5140 (domestic) or 404-400-0571 (international) and entering the passcode 45364290. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Financial Information
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2021. Currently, one of the most significant factors is the ongoing adverse effect of the COVID-19 pandemic on our business, financial condition, results of operations, cash flows, operating performance and the effect it has had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general. The extent of the impact of the COVID-19 pandemic will continue to depend on future developments, including vaccination rates among the population, the efficacy and durability of vaccines against emerging variants, and governmental and tenant responses thereto, which continue to be uncertain but the impact could be material. Moreover, you are cautioned that the COVID-19 pandemic will heighten many of the risks identified in "Item 1A. Risk Factors" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2021.

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VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	March 31, 2022	December 31, 2021
ASSETS
Real estate, at cost:
Land	$2,540,193	$2,540,193	$—
Buildings and improvements	9,956,681	9,839,166	117,515
Development costs and construction in progress	751,555	718,694	32,861
Leasehold improvements and equipment	120,979	119,792	1,187
Total	13,369,408	13,217,845	151,563
Less accumulated depreciation and amortization	(3,455,145)	(3,376,347)	(78,798)
Real estate, net	9,914,263	9,841,498	72,765
Right-of-use assets	687,642	337,197	350,445	(1)
Cash, cash equivalents, restricted cash and investments in U.S. Treasury bills:
Cash and cash equivalents	973,858	1,760,225	(786,367)
Restricted cash	167,397	170,126	(2,729)
Investments in U.S. Treasury bills	645,360	—	645,360
Total	1,786,615	1,930,351	(143,736)
Tenant and other receivables	83,126	79,661	3,465
Investments in partially owned entities	3,299,629	3,297,389	2,240
Real estate fund investments	13,402	7,730	5,672
220 CPS condominium units ready for sale	51,072	57,142	(6,070)
Receivable arising from the straight-lining of rents	677,627	656,318	21,309
Deferred leasing costs, net	388,724	391,693	(2,969)
Identified intangible assets, net	149,613	154,895	(5,282)
Other assets	440,648	512,714	(72,066)
Total assets	$17,492,361	$17,266,588	$225,773
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$6,050,693	$6,053,343	$(2,650)
Senior unsecured notes, net	1,190,301	1,189,792	509
Unsecured term loan, net	798,075	797,812	263
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	723,432	370,206	353,226	(1)
Accounts payable and accrued expenses	541,825	613,497	(71,672)
Deferred revenue	46,238	48,118	(1,880)
Deferred compensation plan	107,170	110,174	(3,004)
Other liabilities	274,496	304,725	(30,229)
Total liabilities	10,307,230	10,062,667	244,563
Redeemable noncontrolling interests	747,161	688,683	58,478
Shareholders' equity	6,184,858	6,236,346	(51,488)
Noncontrolling interests in consolidated subsidiaries	253,112	278,892	(25,780)
Total liabilities, redeemable noncontrolling interests and equity	$17,492,361	$17,266,588	$225,773
____________________________________________________________
(1)In January 2022, we exercised a 25-year renewal option on our PENN 1 ground lease extending the term through June 2073. As a result of the exercise, we remeasured the related ground lease liability to include our 25-year extension option and recorded an estimated incremental right-of-use asset and lease liability of approximately $350,000.

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VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2022	2021
Revenues	$442,130	$379,977

Net income	$53,375	$26,993
Less net income attributable to noncontrolling interests in:
Consolidated subsidiaries	(9,374)	(6,114)
Operating Partnership	(1,994)	(329)
Net income attributable to Vornado	42,007	20,550
Preferred share dividends	(15,529)	(16,467)
Net income attributable to common shareholders	$26,478	$4,083

Income per common share - basic:
Net income per common share	$0.14	$0.02
Weighted average shares outstanding	191,724	191,418

Income per common share - diluted:
Net income per common share	$0.14	$0.02
Weighted average shares outstanding	192,038	192,031

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$154,908	$118,407
Per diluted share (non-GAAP)	$0.80	$0.62

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$152,313	$124,359
Per diluted share (non-GAAP)	$0.79	$0.65

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	193,174	192,057

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, real estate impairment losses, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because they exclude the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. The Company also uses FFO attributable to common shareholders plus assumed conversions, as adjusted for certain items that impact the comparability of period to period FFO, as one of several criteria to determine performance-based compensation for members of its senior management. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 2 of this press release.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS

The following table reconciles net income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2022		2021
Net income attributable to common shareholders	$26,478		$4,083
Per diluted share	$0.14		$0.02

FFO adjustments:
Depreciation and amortization of real property	$105,962		$87,719
Net gain on sale of real estate	(551)		—
Proportionate share of adjustments to equity in net income of partially owned entities to arrive at FFO:
Depreciation and amortization of real property	32,139		34,858
Increase in fair value of marketable securities	—		(189)
	137,550		122,388
Noncontrolling interests' share of above adjustments	(9,506)		(8,075)
FFO adjustments, net	$128,044		$114,313

FFO attributable to common shareholders	$154,522		$118,396
Impact of assumed conversion of dilutive convertible securities	386		11
FFO attributable to common shareholders plus assumed conversions	$154,908		$118,407
Per diluted share	$0.80		$0.62

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	191,724		191,418
Effect of dilutive securities:
Convertible securities	1,136	(1)	26
Share-based payment awards	314		613
Denominator for FFO per diluted share	193,174		192,057
______________________
(1)On January 1, 2022, we adopted Accounting Standards Update 2020-06, which requires us to include our Series D-13 cumulative redeemable preferred units and Series G-1 through G-4 convertible preferred units in our dilutive earnings per share calculations, if the effect is dilutive.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below is a reconciliation of net income to NOI at share and NOI at share - cash basis for the three months ended March 31, 2022 and 2021 and the three months ended December 31, 2021.

	For the Three Months Ended
(Amounts in thousands)	March 31,		December 31, 2021
	2022	2021
Net income	$53,375	$26,993	$31,963
Depreciation and amortization expense	117,443	95,354	126,349
General and administrative expense	41,216	44,186	34,204
Transaction related costs and other	1,005	843	3,185
Income from partially owned entities	(33,714)	(29,073)	(43,749)
(Income) loss from real estate fund investments	(5,674)	169	(5,959)
Interest and other investment income, net	(1,018)	(1,522)	(918)
Interest and debt expense	52,109	50,064	78,192
Net gains on disposition of wholly owned and partially owned assets	(6,552)	—	(14,959)
Income tax expense	7,411	1,984	10,055
NOI from partially owned entities	78,692	78,756	79,223
NOI attributable to noncontrolling interests in consolidated subsidiaries	(20,035)	(17,646)	(19,164)
NOI at share	284,258	250,108	278,422
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net and other	(3,130)	(1,198)	(252)
NOI at share - cash basis	$281,128	$248,910	$278,170

NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

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VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2022 compared to March 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended March 31, 2022	$284,258	$243,667	$19,914	$16,235	$4,442
Less NOI at share from:
Change in ownership interest in One Park Avenue	(5,956)	(5,956)	—	—	—
Dispositions	78	78	—	—	—
Development properties	(20,860)	(20,860)	—	—	—
Other non-same store income, net	(6,454)	(2,012)	—	—	(4,442)
Same store NOI at share for the three months ended March 31, 2022	$251,066	$214,917	$19,914	$16,235	$—

NOI at share for the three months ended March 31, 2021	$250,108	$211,138	$18,107	$16,064	$4,799
Less NOI at share from:
Dispositions	741	741	—	—	—
Development properties	(7,839)	(7,514)	—	(325)	—
Hotel Pennsylvania	7,144	7,144	—	—	—
Other non-same store income, net	(6,694)	(1,895)	—	—	(4,799)
Same store NOI at share for the three months ended March 31, 2021	$243,460	$209,614	$18,107	$15,739	$—

Increase in same store NOI at share	$7,606	$5,303	$1,807	$496	$—

% increase in same store NOI at share	3.1%	2.5%	10.0%	3.2%	0.0%

Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, net and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 13

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2022 compared to March 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2022	$281,128	$239,692	$20,436	$16,360	$4,640
Less NOI at share - cash basis from:
Change in ownership interest in One Park Avenue	(4,779)	(4,779)	—	—	—
Dispositions	75	75	—	—	—
Development properties	(13,929)	(13,929)	—	—	—
Other non-same store income, net	(7,094)	(2,454)	—	—	(4,640)
Same store NOI at share - cash basis for the three months ended March 31, 2022	$255,401	$218,605	$20,436	$16,360	$—

NOI at share - cash basis for the three months ended March 31, 2021	$248,910	$210,165	$17,840	$15,855	$5,050
Less NOI at share - cash basis from:
Dispositions	1,353	1,353	—	—	—
Development properties	(8,794)	(8,469)	—	(325)	—
Hotel Pennsylvania	7,167	7,167	—	—	—
Other non-same store income, net	(7,167)	(2,117)	—	—	(5,050)
Same store NOI at share - cash basis for the three months ended March 31, 2021	$241,469	$208,099	$17,840	$15,530	$—

Increase in same store NOI at share - cash basis	$13,932	$10,506	$2,596	$830	$—

% increase in same store NOI at share - cash basis	5.8%	5.0%	14.6%	5.3%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 13

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share to same store NOI at share for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share for the three months ended March 31, 2022	$284,258	$243,667	$19,914	$16,235	$4,442
Less NOI at share from:
Dispositions	78	78	—	—	—
Development properties	(21,053)	(21,053)	—	—	—
Other non-same store income, net	(6,146)	(1,704)	—	—	(4,442)
Same store NOI at share for the three months ended March 31, 2022	$257,137	$220,988	$19,914	$16,235	$—

NOI at share for the three months ended December 31, 2021	$278,422	$241,939	$15,959	$16,596	$3,928
Less NOI at share from:
Dispositions	(220)	(220)	—	—	—
Development properties	(10,475)	(10,475)	—	—	—
Other non-same store income, net	(6,769)	(2,841)	—	—	(3,928)
Same store NOI at share for the three months ended December 31, 2021	$260,958	$228,403	$15,959	$16,596	$—

(Decrease) increase in same store NOI at share	$(3,821)	$(7,415)	$3,955	$(361)	$—

% (decrease) increase in same store NOI at share	(1.5)%	(3.2)%	24.8%	(2.2)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 13

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED

Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, theMART, 555 California Street and other investments for the three months ended March 31, 2022 compared to December 31, 2021.

(Amounts in thousands)	Total	New York	theMART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2022	$281,128	$239,692	$20,436	$16,360	$4,640
Less NOI at share - cash basis from:
Dispositions	75	75	—	—	—
Development properties	(14,126)	(14,126)	—	—	—
Other non-same store income, net	(6,786)	(2,146)	—	—	(4,640)
Same store NOI at share - cash basis for the three months ended March 31, 2022	$260,291	$223,495	$20,436	$16,360	$—

NOI at share - cash basis for the three months ended December 31, 2021	$278,170	$240,400	$18,413	$15,128	$4,229
Less NOI at share - cash basis from:
Dispositions	(241)	(241)	—	—	—
Development properties	(6,222)	(6,222)	—	—	—
Other non-same store income, net	(7,847)	(3,618)	—	—	(4,229)
Same store NOI at share - cash basis for the three months ended December 31, 2021	$263,860	$230,319	$18,413	$15,128	$—

(Decrease) increase in same store NOI at share - cash basis	$(3,569)	$(6,824)	$2,023	$1,232	$—

% (decrease) increase in same store NOI at share - cash basis	(1.4)%	(3.0)%	11.0%	8.1%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 13